Exhibit 99.1

NEWS	MEDIA CONTACT
Sarah McHugh
FOR IMMEDIATE RELEASE	312-880-2624
smchugh@huronconsultinggroup.com

INVESTOR CONTACT
C. Mark Hussey
or
John D. Kelly
312-583-8722
investor@huronconsultinggroup.com

Huron Consulting Group Announces
Third Quarter 2016 Financial Results

•
Revenues increased 4.5% to $183.4 million in Q3 2016 from $175.5 million in Q3 2015, and increased 6.7% to $548.1 million for the first nine months of 2016 from $513.9 million for the same period in 2015.

•
Net income from continuing operations was $12.3 million in Q3 2016 compared to $14.3 million in Q3 2015, and increased 20.1% to $35.3 million for the first nine months of 2016 from $29.4 million for the same period in 2015.

•
Adjusted EBITDA(6), a non-GAAP measure, was $36.9 million in Q3 2016 compared to $41.7 million in Q3 2015, and increased 5.6% to $104.8 million for the first nine months of 2016 from $99.3 million for the same period in 2015.

•
Diluted earnings per share from continuing operations was $0.57 in Q3 2016 compared to $0.63 in Q3 2015, and increased 26.9% to $1.65 for the first nine months of 2016 compared to $1.30 for the first nine months of 2015.

•
Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, increased to $0.92 in Q3 2016 from $0.90 in Q3 2015, and increased 28.3% to $2.63 for the first nine months of 2016 from $2.05 for the first nine months of 2015.

•	Company updates full year 2016 guidance, including revenue guidance to a range of $730.0 million to $740.0 million.

CHICAGO - November 1, 2016 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results from continuing operations for the third quarter ended September 30, 2016.

"Our Education and Life Sciences and Business Advisory segments continued to perform well in the third quarter, while our Healthcare segment remained challenged, reflecting the cautious approach that many healthcare providers are taking as they contemplate their approach to change amidst ongoing transformation in the industry," said James H. Roth, chief executive officer and president, Huron Consulting Group. "Looking ahead, we continue to focus on expanding the array of services that we offer to our industry-focused and commercial clients in order to position Huron for growth in an environment of uncertainty within our core markets."

Third Quarter 2016 Results from Continuing Operations
Revenues for the third quarter of 2016 increased 4.5% to $183.4 million from $175.5 million for the third quarter of 2015. Third quarter 2016 revenues included $17.1 million from the acquisitions of Cloud62, Inc., My Rounding Solutions, LLC, ADI Strategies, Inc., and Healthcare Services Management, Inc., all of which were completed subsequent to the third quarter of

2015. Net income from continuing operations was $12.3 million, or $0.57 per diluted share, for the third quarter of 2016 compared to $14.3 million, or $0.63 per diluted share, for the same period last year.

Third quarter 2016 earnings before interest, taxes, depreciation and amortization ("EBITDA")(6) was $35.4 million, or 19.3% of revenues, compared to $41.3 million, or 23.6% of revenues, in the comparable quarter last year.

In addition to using EBITDA to evaluate the Company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended September 30,
	2016	2015
Amortization of intangible assets	$8,771	$7,913
Restructuring charges	$1,049	$320
Other losses	$494	$—
Non-cash interest on convertible notes	$1,883	$1,795
Tax effect	$(4,794)	$(3,951)

Adjusted EBITDA(6) was $36.9 million, or 20.1% of revenues, in the third quarter of 2016, compared to $41.7 million, or 23.7% of revenues, in the comparable quarter last year. Adjusted net income from continuing operations(6) was $19.7 million, or $0.92 per diluted share, for the third quarter of 2016, compared to $20.4 million, or $0.90 per diluted share, for the comparable period in 2015.

The average number of full-time billable consultants(1) increased 10.0% to 1,961 in the third quarter of 2016 compared to 1,783 in the same quarter last year. Full-time billable consultant utilization rate(2) was 73.9% during the third quarter of 2016 compared to 79.4% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $207 for the third quarter of 2016 compared to $209 for the third quarter of 2015. The average number of full-time equivalent professionals(5) was 269 in the third quarter of 2016 compared to 255 for the comparable period in 2015.

Year-to-Date 2016 Results from Continuing Operations
Revenues for the first nine months of 2016 increased 6.7% to $548.1 million from $513.9 million for the first nine months of 2015. Revenues for the first nine months of 2016 included $28.1 million of revenues from the acquisitions of Cloud62, Inc., My Rounding Solutions, LLC, ADI Strategies, Inc., and Healthcare Services Management, Inc., all of which were completed subsequent to the third quarter of 2015, and $11.2 million of incremental revenues due to the full period impact of the acquisitions of Studer Holdings, Inc., which was completed mid-first quarter 2015, and Rittman Mead Consulting Private Limited, which was completed at the start of the third quarter of 2015. Net income from continuing operations increased 20.1% to $35.3 million, or $1.65 per diluted share, for the first nine months of 2016 compared to $29.4 million, or $1.30 per diluted share, for the same period last year.

EBITDA(6) was $100.2 million, or 18.3% of revenues, for the first nine months of 2016, compared to $97.2 million, or 18.9% of revenues, for the same period in 2015.

In addition to using EBITDA to evaluate the Company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Nine Months Ended September 30,
	2016	2015
Amortization of intangible assets	$24,369	$20,685
Restructuring charges	$4,129	$1,577
Other losses, net	$494	$524
Non-cash interest on convertible notes	$5,582	$5,324
Tax effect	$(13,588)	$(11,075)

Adjusted EBITDA(6) was $104.8 million, or 19.1% of revenues, in the first nine months of 2016 compared to $99.3 million, or 19.3% of revenues, in the comparable period last year. Adjusted net income from continuing operations(6) increased 21.2% to

$56.3 million, or $2.63 per diluted share, for the first nine months of 2016 compared to $46.4 million, or $2.05 per diluted share, for the comparable period in 2015.

The average number of full-time billable consultants(1) increased 8.5% to 1,895 in the first nine months of 2016 compared to 1,747 in the same period last year. Full-time billable consultant utilization rate(2) was 75.3% during the first nine months of 2016 compared to 76.1% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $212 for the first nine months of 2016 compared to $221 for the first nine months of 2015. The average number of full-time equivalent professionals(5) was 257 in the first nine months of 2016 compared to 219 for the comparable period in 2015.

Operating Segments
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The Company’s year-to-date 2016 revenues by operating segment as a percentage of total Company revenues are as follows: Huron Healthcare (59%); Huron Education and Life Sciences (24%); and Huron Business Advisory (17%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended September 30, 2016.

Acquisitions
On August 1, 2016, Huron completed its acquisition of Healthcare Services Management, Inc. ("HSM"), a firm specializing in healthcare information technology and management consulting. The results of operations of HSM are included within the Huron Healthcare segment from the date of acquisition.
The Company is also in the process of acquiring the international assets of ADI Strategies, Inc. in Dubai and India, for which it currently expects to sign and close later in the fourth quarter of 2016 or early in 2017.

Share Repurchase Program

The Company's board of directors authorized an extension through October 31, 2017 of its existing $125 million share repurchase program. There is currently $35.1 million remaining for share repurchases. The amount and timing of the repurchases are determined by management and depend on a variety of factors, including the trading price of the
Company's common stock, general market and business conditions, and applicable legal requirements.
Outlook for 2016(7)
Based on currently available information, the Company updates guidance for full year 2016 revenues before reimbursable expenses to a range of $730.0 million to $740.0 million. The Company also updates its full year 2016 earnings guidance and now expects net income from continuing operations in a range of $43.0 million to $45.0 million, EBITDA in a range of $132.0 million to $135.5 million, and adjusted EBITDA in a range of $137.0 million to $140.5 million. GAAP diluted earnings per share from continuing operations is expected in a range of $2.00 to $2.10, and non-GAAP adjusted diluted earnings per share from continuing operations is expected in a range of $3.25 to $3.35.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

Third Quarter 2016 Webcast
The Company will host a webcast to discuss its financial results today, November 1, 2016, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ OMX and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

Use of Non-GAAP Financial Measures(6)
In evaluating the Company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

About Huron
Huron is a global professional services firm committed to achieving sustainable results in partnership with its clients. The company brings depth of expertise in strategy, technology, operations, advisory services and analytics to drive lasting and measurable results in the healthcare, higher education, life sciences and commercial sectors. Through focus, passion and collaboration, Huron provides guidance to support organizations as they contend with the change transforming their industries and businesses. Learn more at www.huronconsultinggroup.com.
###

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” or “outlook” or similar expressions. These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF EARNINGS AND OTHER COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues and reimbursable expenses:
Revenues	$183,400	$175,465	$548,148	$513,910
Reimbursable expenses	19,093	16,091	54,636	53,266
Total revenues and reimbursable expenses	202,493	191,556	602,784	567,176
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	108,354	94,821	323,310	297,448
Amortization of intangible assets and software development costs	4,052	4,738	11,278	12,102
Reimbursable expenses	18,956	15,837	54,747	53,194
Total direct costs and reimbursable expenses	131,362	115,396	389,335	362,744
Operating expenses and other losses, net:
Selling, general and administrative expenses	38,256	39,246	119,937	117,256
Restructuring charges	1,049	320	4,129	1,577
Other losses, net	494	—	494	524
Depreciation and amortization	8,092	6,538	23,064	18,286
Total operating expenses and other losses, net	47,891	46,104	147,624	137,643
Operating income	23,240	30,056	65,825	66,789
Other income (expense), net:
Interest expense, net of interest income	(4,176)	(4,638)	(12,270)	(13,794)
Other income (expense), net	489	(1,400)	1,236	(1,982)
Total other expense, net	(3,687)	(6,038)	(11,034)	(15,776)
Income from continuing operations before income tax expense	19,553	24,018	54,791	51,013
Income tax expense	7,265	9,741	19,498	21,620
Net income from continuing operations	12,288	14,277	35,293	29,393
Income (loss) from discontinued operations, net of tax	4	5,097	(1,830)	10,316
Net income	$12,292	$19,374	$33,463	$39,709
Net earnings per basic share:
Net income from continuing operations	$0.58	$0.65	$1.67	$1.33
Income (loss) from discontinued operations, net of tax	—	0.23	(0.08)	0.46
Net income	$0.58	$0.88	$1.59	$1.79
Net earnings per diluted share:
Net income from continuing operations	$0.57	$0.63	$1.65	$1.30
Income (loss) from discontinued operations, net of tax	—	0.23	(0.09)	0.46
Net income	$0.57	$0.86	$1.56	$1.76
Weighted average shares used in calculating earnings per share:
Basic	21,076	22,107	21,084	22,151
Diluted	21,445	22,592	21,427	22,616
Comprehensive income:
Net income	$12,292	$19,374	$33,463	$39,709
Foreign currency translation adjustments, net of tax	50	(615)	52	(201)
Unrealized gain (loss) on investment, net of tax	(2,038)	—	(1,163)	4,135
Unrealized gain (loss) on cash flow hedging instruments, net of tax	121	(91)	(27)	(252)
Other comprehensive income (loss)	(1,867)	(706)	(1,138)	3,682
Comprehensive income	$10,425	$18,668	$32,325	$43,391

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$9,103	$58,437
Receivables from clients, net	88,387	85,297
Unbilled services, net	71,594	56,527
Income tax receivable	2,711	406
Prepaid expenses and other current assets	12,772	27,720
Total current assets	184,567	228,387
Property and equipment, net	30,099	28,888
Long-term investment	32,932	34,831
Other non-current assets	23,448	21,045
Intangible assets, net	90,090	94,992
Goodwill	799,958	751,400
Total assets	$1,161,094	$1,159,543
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,696	$7,220
Accrued expenses	23,013	24,276
Accrued payroll and related benefits	62,341	80,839
Deferred revenues	22,158	19,086
Total current liabilities	114,208	131,421
Non-current liabilities:
Deferred compensation and other liabilities	33,511	23,768
Long-term debt	325,858	307,376
Deferred lease incentives	9,838	9,965
Deferred income taxes, net	38,659	34,688
Total non-current liabilities	407,866	375,797
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,120,541 and 24,775,823 shares issued at September 30, 2016 and December 31, 2015, respectively	235	241
Treasury stock, at cost, 2,395,473 and 2,249,630 shares at September 30, 2016 and December 31, 2015, respectively	(112,329)	(103,734)
Additional paid-in capital	401,338	438,367
Retained earnings	347,329	313,866
Accumulated other comprehensive income	2,447	3,585
Total stockholders’ equity	639,020	652,325
Total liabilities and stockholders’ equity	$1,161,094	$1,159,543

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$33,463	$39,709
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,344	38,220
Share-based compensation	13,145	15,288
Amortization of debt discount and issuance costs	7,171	6,985
Allowances for doubtful accounts and unbilled services	7,107	(1,605)
Deferred income taxes	4,045	13,407
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients	9,442	(14,725)
(Increase) decrease in unbilled services	(21,492)	15,179
(Increase) decrease in current income tax receivable / payable, net	(3,039)	3,704
(Increase) decrease in other assets	12,669	(5,381)
Increase (decrease) in accounts payable and accrued liabilities	(2,366)	8,459
Increase (decrease) in accrued payroll and related benefits	(17,707)	(43,510)
Increase (decrease) in deferred revenues	2,028	7,507
Net cash provided by operating activities	78,810	83,237
Cash flows from investing activities:
Purchases of property and equipment, net	(9,372)	(15,040)
Investment in life insurance policies	(1,890)	(4,823)
Purchases of businesses, net of cash acquired	(69,133)	(332,766)
Purchase of convertible debt investment	—	(15,138)
Capitalization of internally developed software costs	(838)	(735)
Net cash used in investing activities	(81,233)	(368,502)
Cash flows from financing activities:
Proceeds from exercise of stock options	123	—
Shares redeemed for employee tax withholdings	(4,837)	(5,194)
Tax benefit from share-based compensation	935	3,117
Share repurchases	(55,265)	(13,498)
Proceeds from borrowings under credit facility	168,000	272,000
Repayments on credit facility	(156,000)	(214,500)
Payments for capital lease obligations	—	(48)
Net cash provided by (used in) financing activities	(47,044)	41,877
Effect of exchange rate changes on cash	133	(22)
Net decrease in cash and cash equivalents	(49,334)	(243,410)
Cash and cash equivalents at beginning of the period	58,437	256,872
Cash and cash equivalents at end of the period	$9,103	$13,462

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2016	2015
Huron Healthcare:
Revenues	$103,425	$112,114	(7.8)%
Operating income	$38,824	$47,609	(18.5)%
Segment operating income as a percentage of segment revenues	37.5%	42.5%
Huron Education and Life Sciences:
Revenues	$45,696	$42,056	8.7%
Operating income	$12,124	$10,473	15.8%
Segment operating income as a percentage of segment revenues	26.5%	24.9%
Huron Business Advisory:
Revenues	$34,279	$21,249	61.3%
Operating income	$7,380	$5,231	41.1%
Segment operating income as a percentage of segment revenues	21.5%	24.6%
All Other:
Revenues	$—	$46	(100.0)%
Operating loss	$—	$(132)	(100.0)%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$183,400	$175,465	4.5%
Reimbursable expenses	19,093	16,091	18.7%
Total revenues and reimbursable expenses	$202,493	$191,556	5.7%
Statements of Earnings reconciliation:
Segment operating income	$58,328	$63,181	(7.7)%
Items not allocated at the segment level:
Other operating expenses and losses, net	26,996	26,587	1.5%
Depreciation and amortization expense	8,092	6,538	23.8%
Total operating income	23,240	30,056	(22.7)%
Other expense, net	3,687	6,038	(38.9)%
Income from continuing operations before income tax expense	$19,553	$24,018	(18.6)%
Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare	1,010	1,084	(6.8)%
Huron Education and Life Sciences	539	458	17.7%
Huron Business Advisory	472	279	69.2%
Total	2,021	1,821	11.0%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	984	1,078
Huron Education and Life Sciences	523	444
Huron Business Advisory	454	261
Total	1,961	1,783

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended September 30,
Other Operating Data (continued):	2016	2015
Full-time billable consultant utilization rate (2):
Huron Healthcare	77.0%	81.1%
Huron Education and Life Sciences	67.6%	75.2%
Huron Business Advisory	74.8%	79.4%
Total	73.9%	79.4%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare	$203	$204
Huron Education and Life Sciences	$231	$227
Huron Business Advisory	$190	$196
Total	$207	$209
Revenue per full-time billable consultant (in thousands):
Huron Healthcare	$73	$77
Huron Education and Life Sciences	$75	$80
Huron Business Advisory	$69	$77
Total	$72	$78
Average number of full-time equivalents (for the period) (5):
Huron Healthcare	204	196
Huron Education and Life Sciences	42	49
Huron Business Advisory	23	10
Total	269	255
Revenue per full-time equivalent (in thousands):
Huron Healthcare	$156	$148
Huron Education and Life Sciences	$156	$133
Huron Business Advisory	$126	$112
Total	$154	$144

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2016	2015
Huron Healthcare:
Revenues	$323,531	$328,624	(1.5)%
Operating income	$119,229	$122,120	(2.4)%
Segment operating income as a percentage of segment revenues	36.9%	37.2%
Huron Education and Life Sciences:
Revenues	$134,050	$124,892	7.3%
Operating income	$35,407	$35,427	(0.1)%
Segment operating income as a percentage of segment revenues	26.4%	28.4%
Huron Business Advisory:
Revenues	$90,567	$59,173	53.1%
Operating income	$19,342	$13,514	43.1%
Segment operating income as a percentage of segment revenues	21.4%	22.8%
All Other:
Revenues	$—	$1,221	(100.0)%
Operating loss	$—	$(1,654)	(100.0)%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$548,148	$513,910	6.7%
Reimbursable expenses	54,636	53,266	2.6%
Total revenues and reimbursable expenses	$602,784	$567,176	6.3%
Statements of Earnings reconciliation:
Segment operating income	$173,978	$169,407	2.7%
Items not allocated at the segment level:
Other operating expenses and losses, net	85,089	84,332	0.9%
Depreciation and amortization expense	23,064	18,286	26.1%
Total operating income	65,825	66,789	(1.4)%
Other expense, net	11,034	15,776	(30.1)%
Income from continuing operations before income tax expense	$54,791	$51,013	7.4%
Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare	1,010	1,084	(6.8)%
Huron Education and Life Sciences	539	458	17.7%
Huron Business Advisory	472	279	69.2%
Total	2,021	1,821	11.0%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	1,005	1,092
Huron Education and Life Sciences	503	431
Huron Business Advisory	387	224
Total	1,895	1,747

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,
Other Operating Data (continued):	2016	2015
Full-time billable consultant utilization rate (2):
Huron Healthcare	78.6%	76.4%
Huron Education and Life Sciences	70.1%	75.9%
Huron Business Advisory	74.0%	75.2%
Total	75.3%	76.1%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare	$209	$215
Huron Education and Life Sciences	$229	$230
Huron Business Advisory (4)	$201	$234
Total	$212	$221
Revenue per full-time billable consultant (in thousands):
Huron Healthcare	$231	$230
Huron Education and Life Sciences	$233	$248
Huron Business Advisory	$220	$254
Total	$229	$238
Average number of full-time equivalents (for the period) (5):
Huron Healthcare	201	171
Huron Education and Life Sciences	40	40
Huron Business Advisory	16	8
Total	257	219
Revenue per full-time equivalent (in thousands):
Huron Healthcare	$456	$449
Huron Education and Life Sciences	$428	$455
Huron Business Advisory	$339	$301
Total	$444	$445

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(2)
Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all of our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(4)
The Huron Business Advisory segment includes our India EPM&A practice, formerly known as Rittman Mead Consulting Private Limited, a business that we acquired in July 2015. Absent the impact of our India EPM&A practice, the average billing rate per hour for Huron Business Advisory for the nine months ended September 30, 2016 and 2015 would have been $234 and $255, respectively.

(5)
Consists of cultural transformation consultants within our Studer Group solution, which include coaches and their support staff, consultants who work variable schedules as needed by our clients, and full-time employees who provide software support and maintenance services to our clients.

N/M - Not meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$183,400	$175,465	$548,148	$513,910
Net income from continuing operations	$12,288	$14,277	$35,293	$29,393
Add back:
Income tax expense	7,265	9,741	19,498	21,620
Interest and other expenses	3,687	6,038	11,034	15,776
Depreciation and amortization	12,144	11,276	34,342	30,388
Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	35,384	41,332	100,167	97,177
Add back:
Restructuring charges	1,049	320	4,129	1,577
Other losses, net	494	—	494	524
Adjusted EBITDA (6)	$36,927	$41,652	$104,790	$99,278
Adjusted EBITDA as a percentage of revenues (6)	20.1%	23.7%	19.1%	19.3%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income from continuing operations	$12,288	$14,277	$35,293	$29,393
Weighted average shares – diluted	21,445	22,592	21,427	22,616
Diluted earnings per share from continuing operations	$0.57	$0.63	$1.65	$1.30
Add back:
Amortization of intangible assets	8,771	7,913	24,369	20,685
Restructuring charges	1,049	320	4,129	1,577
Other losses, net	494	—	494	524
Non-cash interest on convertible notes	1,883	1,795	5,582	5,324
Tax effect	(4,794)	(3,951)	(13,588)	(11,075)
Total adjustments, net of tax	7,403	6,077	20,986	17,035
Adjusted net income from continuing operations (6)	$19,691	$20,354	$56,279	$46,428
Adjusted diluted earnings per share from continuing operations (6)	$0.92	$0.90	$2.63	$2.05

(6)
In evaluating the Company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2016 OUTLOOK

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2016
	Guidance Range
	Low	High
Projected revenues - GAAP	$730.0	$740.0
Projected net income from continuing operations - GAAP	$43.0	$45.0
Add back:
Income tax expense	26.0	27.5
Interest and other expenses	16.0	16.0
Depreciation and amortization	47.0	47.0
Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	132.0	135.5
Add back:
Restructuring charges	4.5	4.5
Other losses, net	0.5	0.5
Projected adjusted EBITDA (7)	$137.0	$140.5
Projected adjusted EBITDA as a percentage of projected revenues (7)	18.8%	19.0%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)
(In millions, except per share amounts)
(Unaudited)

	Year Ending
	December 31, 2016
	Guidance Range
	Low	High
Projected net income from continuing operations - GAAP	$43.0	$45.0
Projected diluted earnings per share from continuing operations - GAAP	$2.00	$2.10
Add back:
Amortization of intangible assets	33.0	33.0
Restructuring charges	4.5	4.5
Other losses, net	0.5	0.5
Non-cash interest on convertible notes	7.5	7.5
Tax effect	(18.5)	(18.5)
Total adjustments, net of tax	27.0	27.0
Projected adjusted net income from continuing operations (7)	$70.0	$72.0
Projected adjusted diluted earnings per share from continuing operations (7)	$3.25	$3.35

(7)
In evaluating the Company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income from continuing operations, and projected adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected net income from continuing operations and projected diluted earnings per share from continuing operations, and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.